Exhibit 8.2

1717 Main Street, Suite 3700 Dallas, Texas 75201 +1.214.659.4400 Phone +1.214.659.4401 Fax andrewskurthkenyon.com
September 22, 2017
Liberty Bancshares, Inc.
860 W. Airport Freeway, Suite 100
Bedford, Texas 76054

Ladies and Gentlemen:
We have acted as special counsel to Liberty Bancshares, Inc., a Texas corporation and registered bank holding company (“Liberty”), in connection with the preparation and filing of a registration statement on Form S-4, as amended (the “Registration Statement”), filed by Veritex Holdings, Inc., a Texas corporation and registered bank holding company (“Veritex”), with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the merger of Freedom Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of Veritex (“Merger Sub”), with and into Liberty with Liberty surviving (the “Merger”), and the merger of Liberty with and into Veritex with Veritex surviving (the “Second-Step Merger” and together with the Merger, collectively the “Integrated Mergers”), pursuant to the Agreement and Plan of Reorganization dated as of August 1, 2017 (the “Merger Agreement”), by and among Veritex, Merger Sub and Liberty.
In arriving at the opinion expressed below, we have examined the Registration Statement, including the proxy statement/prospectus included therein and the documents incorporated by reference therein, and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of Liberty and Veritex.
Subject to the limitations and qualifications stated in the Registration Statement and set forth herein, the descriptions of the law and the legal conclusions contained in the proxy statement/prospectus forming part of the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Integrated Mergers” are correct in all material respects, and the discussion thereunder expresses the opinion of Andrews Kurth Kenyon LLP insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters.
Our opinion is based upon and conditioned upon the initial and continuing accuracy of the statements, representations, covenants and assumptions set forth in the Merger Agreement and the Registration Statement and the oral or written statements and representations of officers and other representatives of Liberty and Veritex. For purposes of this opinion, we have assumed that all of the information, facts, statements, representations and covenants contained in the Merger Agreement, the Registration Statement, the representation letters provided to us by representatives of Liberty and Veritex and such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below (without regard to any qualification stated therein and without undertaking to verify such information, facts, statements, representations and covenants by independent investigation) are true and accurate at all relevant times (including as of the effective time of the Merger and the Second-Step Merger). Further, we have assumed that the Integrated Mergers will be consummated in the manner contemplated by, and in accordance with, the terms set forth in the Merger Agreement and described in the Registration Statement, without the waiver of any material condition, and that the Intergrated Mergers will be effective under applicable state law. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may

ANDREWS KURTH KENYON LLP
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DAL:958810.2

Liberty Bancshares, Inc.
September 22, 2017

be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances or law after such time as the Registration Statement is declared effective. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the proxy statement/prospectus forming a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Andrew Kurth Kenyon LLP